Exhibit 10.15

AMENDMENT TO THE

PULASKI FINANCIAL CORP.

2006 LONG-TERM INCENTIVE PLAN

WHEREAS, the shareholders of Pulaski Financial Corp. (the “Company”) adopted the Pulaski Financial Corp. 2006 Long-Term Incentive Plan (the “Incentive Plan”) on January 26, 2006;

WHEREAS, on January 31, 2013, the Board of Directors of the Company amended the Incentive Plan to increase the number of shares of stock reserved for issuance upon the exercise of stock options or upon the granting of stock-based awards under the Incentive Plan by 500,000 shares; and

WHEREAS, the foregoing amendment to the Incentive Plan was presented to and approved by shareholders at the annual meeting in order that such plan and the shares awarded thereunder will qualify for certain favorable tax treatment and/or exemptive treatment from the short-swing profit recapture provisions of Section 16 of the Securities and Exchange Act of 1934 and to comply with the criteria for listing of the Company’s common stock on the Nasdaq Global Select Market.

NOW, THEREFORE, BE IT RESOLVED, effective as of the date of the approval of the amendment to the Incentive Plan by the Company’s shareholders, the Incentive Plan shall be amended as follows:

Section 5.1 of the Incentive Plan shall be amended to read:

5.1 NUMBER OF SHARES. Subject to adjustment as provided in Article 11, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,000,000.

IN WITNESS WHEREOF, the shareholders of the Company has adopted this Amendment to the Pulaski Financial Corp. 2006 Long-Term Incentive Plan.

PULASKI FINANCIAL CORP BY:

NAME	TITLE	DATE

/s/ Gary W. Douglass	President and Chief Executive Officer	January 31, 2013
Gary W. Douglass	(principal executive officer)

/s/ Stanley J. Bradshaw	Chairman of the Board	January 31, 2013
Stanley J. Bradshaw

/s/ Lee S. Wielansky	Director	January 31, 2013
Lee S. Wielansky

/s/ William M. Corrigan, Jr.	Director	January 31, 2013
William M. Corrigan, Jr.

/s/ Leon A. Felman	Director	January 31, 2013
Leon A. Felman

/s/ Michael R. Hogan	Director	January 31, 2013
Michael R. Hogan

/s/ Timothy K. Reeves	Director	January 31, 2013
Timothy K. Reeves

/s/ Sharon A. Tucker	Director	January 31, 2013
Sharon A. Tucker